UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2004

WMS INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8300	36-2814522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Northpoint Blvd., Waukegan, Illinois	60085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 785-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.mcjohn
SIGNATURES
Exhibit Index
Letter
Letter

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On November 11, 2004, Donna B. More resigned as a Director of WMS Industries Inc. (the “Company”). Ms. More was a member of the Gaming Compliance Committee of the Board of Directors and also acted as outside counsel to the Company with respect to certain gaming regulatory matters. A copy of Ms. More’s letter to Louis Nicastro, the Chairman of WMS’ Board, is filed as an exhibit to this report on Form 8-K.

     Ms. More’s resignation follows the recommendation of the Nominating and Corporate Governance Committee of the Board and the decision of the Board to not renominate Ms. More for election as a Director at the Company’s annual meeting of Stockholders on December 9, 2004. The Board declined to renominate Ms. More because, in its view, Ms. More put her own personal interests in conflict with the Company’s interests in connection with a state regulatory matter. Ms. More was notified that she would not be renominated on October 12, 2004.

     A copy of the Company’s response to Ms. More’s letter is filed as an exhibit to this report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.mcjohn

(c) Exhibits

Exhibit No.	Description
99.1	Letter from Donna B. More to Louis Nicastro, Chairman of WMS Industries Inc., dated November 11, 2004
99.2	Letter from WMS Industries Inc. to Donna B. More, dated November 17, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMS INDUSTRIES INC.

Date: November 17, 2004	/s/ Kathleen J. McJohn

Kathleen J. McJohn
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Letter from Donna B. More to Louis Nicastro, Chairman of WMS Industries Inc., dated November 11, 2004

99.2	Letter from WMS Industries Inc. to Donna B. More, dated November 17, 2004